EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the Class A common stock, par value $0.0001 per share of Hemisphere Media Group, Inc. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Date: May 10, 2021

GATO INVESTMENTS LP

By: Gemini Latin Holdings, LLC
its General Partner

By:	/s/ Peter M. Kern
	Name:	Peter M. Kern
	Title:	Managing Member

GEMINI LATIN HOLDINGS, LLC

By:	/s/ Peter M. Kern
	Name:	Peter M. Kern
	Title:	Managing Member

LEO HINDERY, JR.

By:	/s/ Leo Hindery, Jr.
	Name:	Leo Hindery, Jr.

PETER M. KERN

By:	/s/ Peter M. Kern
	Name:	Peter M. Kern